CONSENT  OF  INDEPENDENT  AUDITORS


We have issued our report dated July 21, 1999 accompanying the financial statements of Voyager International Entertainment, Inc. appearing in the Current Report on Form 8K/A, filed with the Securities and Exchange Commission on October 25, 2000, which are incorporated by reference in this Registration Statement/Reoffer Prospectus. We consent to the incorporation by reference in the Registration Statement/Reoffer Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts".



                                                   /s/ Davidson & Company
                                                   Davidson  &  Company


Vancouver, Canada
November 7, 2000